Exhibit 15
Exhibit 15- Letter Re: Unaudited Interim Financial Information
To the Shareholders and Board of Directors of Goodrich Corporation
We are aware of the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Goodrich Corporation 2008 Global Employee Stock Purchase Plan of our report dated April 23, 2008 relating to the unaudited condensed consolidated interim financial statements of Goodrich Corporation that are included in its Form 10-Q for the quarter ended March 31, 2008.

/s/ Ernst & Young LLP
Charlotte, North Carolina
June 4, 2008

12